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                                                                  EXHIBIT 23.03

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Independent Certified Public Accountants" in the Registration Statement (Form S-4) and related Prospectus of United States Filter Corporation for the registration of $500,000,000 of its 6.375% and $400,000,000 of its 6.50% Exchange Remarketable
or Redeemable Securities and to the incorporation by reference herein of our report dated January 16, 1998, with respect to the financial statements of The Kinetics Group, Inc. included in the Current Report on Form 8-K/A dated February 6, 1998 of United States Filter Corporation, filed with the Securities and Exchange Commission.

                                                          /s/ Ernst & Young LLP

Walnut Creek, California
September 16, 1998